Exhibit 99.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, hereby constitutes and appoints each of Bruce Cooper and Sophie Jelleff, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned any and all reports (including any amendment thereto) of the undersigned required or considered advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, with respect to the equity securities of EBR Systems, Inc. (“the Company”), including Forms 3, 4 and 5 and Schedule 13D or 13G; and;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and Schedule 13D or 13G, including any amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interests of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 and Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 and Schedule 13D or 13G with respect to the undersigned’s holdings of and transactions in securities issued by the Company or, in respect of any attorney-in-fact named herein, until such person ceases to be an employee of the undersigned, in each case unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of October 2024.

Signed, Sealed and Delivered on behalf of
H.E.S.T. Australia Ltd. (ACN 006 818 695)
as trustee for HESTA by its attorneys who
state that, at the time of executing this
instrument, they have no notice of the
revocation of the Power of Attorney dated 29
March 2023, under which they have executed
this instrument:

/s/ Natalie Kelly	/s/ Laura Dhana
Signature of Attorney	Signature of Attorney

Natalie Kelly	Laura Dhana
Full name (print)	Full name (print)

/s/ Iryna Vovk	/s/ Iryna Vovk
Signature of Witness	Signature of Witness

Iryna Vovk	Iryna Vovk
Full name of Witness (print)	Full name of Witness (print)